                                                                    EXHIBIT 10.6

                                    AGREEMENT



                  This Agreement is made this 18th day of October, 2001 by and among Tender Loving Care Health Care Services, Inc., a Delaware corporation ("Company"), Stephen Savitsky, David Savitsky and Dale R. Clift.

                  Reference is made to the Agreement and Plan of Merger and Reorganization, dated October 18, 2001 (the "Merger Agreement"), by and among Company, Parent and TLC Acquisition Corporation, a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Merger Agreement.

                  In connection with the consummation of the transactions contemplated under the Merger Agreement, Company agrees to make, on the date the Minimum Condition is satisfied, payment of the following amounts, less applicable withholding taxes, in immediately available funds, to the individuals identified below:

 Name of Payee                                           Amount
 -------------                                           ------
Stephen Savitsky                                       $1,230,000
David Savitsky                                         $  449,000
Dale R. Clift                                          $1,250,000

                  The undersigned parties acknowledge that, pursuant to a letter dated the date hereof from e-MedSoft.com, a Nevada corporation ("Parent"), to Stephen Savitsky, David Savitsky and Dale R. Clift, Parent has agreed to contribute funds to Company upon the occurrence of the Minimum Condition in the amount of the aggregate payments due to Stephen Savitsky, David Savitsky and Dale R. Clift pursuant to this Agreement and otherwise guarantee the payment of such amounts to such persons.

                  This Agreement may be executed in one or more original or facsimile counterparts.

                                          TENDER LOVING CARE HEALTH CARE
                                          SERVICES INC.

                                          By: /s/ Stephen Savitsky
                                              ----------------------------------
                                              Stephen Savitsky, Chairman of the
                                              Board and Chief Executive Officer

Acknowledged and accepted by:


     /s/ Stephen Savitsky
---------------------------------
       Stephen Savitsky


       /s/ David Savitsky
---------------------------------
       David Savitsky


        /s/ Dale R. Clift
---------------------------------
        Dale R. Clift